UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2004

DIGITAL ANGEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-15177

52-1233960

(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Villaume Avenue, South St. Paul, MN 55075
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code) (651) 455-1621

Not applicable.
(Former name or former address, if changed since last report.)

Item 5.                    Other Events

On April 8, 2004, Digital Angel Corporation signed an Asset Purchase Agreement pursuant to which MedAire, Inc. will purchase certain assets of Digital Angel Corporation’s Medical Systems segment.  Assets to be purchased include all of the tangible and intangible intellectual property developed for the operation of the segment’s medical services business, including the systems, procedures, manuals, training materials and customer deliverables, pharmaceutical supplies and other inventory items, customer and supplier contracts, computer software licenses, applications and databases, internet website and domain name, mailing lists, customer records and trademarks, tradenames, service marks and copyrights. The purchase agreement excludes all other Medical Systems segment’s assets, property and equipment.

Under the terms of the agreement, the purchase price, in addition to MedAire, Inc.’s assumption of certain liabilities will be $420,000 plus any prepaid deposits and the cost of the pharmaceutical inventory and supplies.  The transaction is expected to close on or before April 19, 2004. Digital Angel Corporation’s announcement of the transaction is included in the press release attached as Exhibit 99.1.

Item 7.                    Exhibits and Reports on Form 8-K.

(a)       No financial statements are required to be filed as part of this Current Report on Form 8-K.

(b)       No pro forma financial information is required to be filed as part of this Current Report on Form 8-K.

(c)       Exhibits:

99.1       Copy of press release dated April 12, 2004

Item 9.                    Regulation FD Disclosure

Digital Angel Corporation is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report, which is hereby incorporated herein by reference.  Exhibit 99.1 is Digital Angel Corporation’s press release announcing the agreement to sell the assets of its Medical Systems segment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2004

/s/ James P. Santelli
Digital Angel Corporation
James P. Santelli
Vice-President of Finance and Chief Financial Officer